EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                      OF CAPITAL SENIOR LIVING CORPORATION


         Capital Senior Living Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST:     That the Board of Directors of  the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation:

         Paragraph  A  of  the  FIFTH   Article  of  the  Amended  and  Restated
      Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

              "The number of directors of the Corporation (exclusive of Directors, if any, entitled to be elected by the holders of one or more series of the Preferred Stock of the Corporation which may be outstanding, voting separately as a series or class) shall be fixed from time to time by action of not less than two-thirds of the members of the Board of Directors then in office, though less than a quorum, but in no event shall be less than three nor more than fifteen."

         SECOND: That, at an annual meeting and vote of stockholders held on May 20, 1999, the Corporation's stockholders duly approved the amendment, in accordance with the provisions of the General Corporation Law of the State of Delaware, by the following vote: 18,638,619 shares voted for the amendment, 88,784 shares voted against the amendment and 9,195 shares abstained from voting.

         THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed as of the 27th day of August, 1999.

                                      CAPITAL SENIOR LIVING CORPORATION



                                       /s/ Lawrence A. Cohen
                                      ------------------------------------------
                                      Lawrence A. Cohen, Chief Executive Officer



      ATTEST:


       /s/ James A. Stroud
      --------------------------
      James A. Stroud, Secretary